UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       September 17, 2010

Citigroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043
(Address of principal executive offices) (Zip Code)

(212) 559-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
 Current Report on Form 8-K

Item 8.01.  Other Events.

On September 17, 2010, Citigroup Inc. (“Citi”) issued a press release announcing that Student Loan Corporation, an indirect subsidiary that is 80 percent owned by Citibank, N.A. and 20 percent owned by public shareholders, has entered into definitive agreements that will result in the divestiture of Citi’s private student loan business and approximately $32 billion of its approximately $46 billion in assets to Discover Financial Services and SLM Corporation (Sallie Mae).

A copy of the above-referenced press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

99.1 Press release, dated September 16, 2010, issued by Citigroup Inc.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2010	CITIGROUP INC.

By: /s/ Michael S. Helfer
Name: Michael S. Helfer
Title: General Counsel and Corporate Secretary